UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 30, 2018

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

On March 30, 2018, Real Goods Solar, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two unaffiliated institutional investors identified therein (each, an “Investor”) relating to a private placement by the Company of (i) $10.75 million in principal amount and $10 million funding amount (reflecting an original issue discount of $750,000) of Senior Convertible Notes due one year after issuance, consisting of (A) a Series A Senior Convertible Note in the aggregate principal amount of $5,750,000 (the “Series A Note”) in consideration for a cash payment in the aggregate amount of $5,000,000, (B) a Series B Senior Convertible Note in the aggregate principal amount of $5,000,000 (the “Series B Note,” and collectively with the Series A Notes, the “Notes”) for consideration consisting of two secured promissory notes, each issued and payable by an Investor, in the aggregate principal amount of $5,000,000 (each, an “Investor Note”), and (ii) Series Q Warrants to Purchase Common Stock (the “Series Q Warrants”). The Notes will be convertible into, and the Series Q Warrants will be exercisable for, shares of the Company’s Class A common stock (the “Common Stock”), on the terms further described below. The closing of the transaction is subject to customary closing conditions. Based on an initial conversion price of the Notes of $1.2405, the Company would issue Series Q Warrants exercisable into an aggregate of 9,270,457 shares of Common Stock at closing.

The Notes and the Series Q Warrants will be issued in physical form separately from each other and may be transferred separately immediately thereafter. The Notes and the Series Q Warrants will not be listed on any national securities exchange or other trading market, and no trading market for the Notes and the Series Q Warrants is expected to develop.

Both of the Investors have participated in the Company’s past securities offerings and the Company believes that one of the Investor is a beneficial owner of more than 5% of the Common Stock based on a review of such Investor’s filed Schedules 13G.

Terms of the Notes

Principal Amount; Maturity Date

The aggregate principal amount of the Series A Notes will be $5,750,000 and the Series B Notes will be $5,000,000. All of the aggregate principal amount of the Series B Notes will constitute Restricted Principal (as defined in the Series B Notes). If an Investor prepays any amount under such Investor’s Investor Note, an equal amount of the Restricted Principal becomes unrestricted principal under such Investor’s Series B Note. In lieu of initially receiving any original issue discount on the Series B Notes, the Series B Notes accrue an “Additional OID Amount” (as defined in the Series B Notes) based upon the portion of the principal of the Series B Notes that becomes unrestricted from time to time, pro rata, which, in the aggregate would result in up to $750,000 of Additional OID Amount payable under the Series B Notes if all of the principal under the Series B Notes becomes unrestricted.

All amounts outstanding under the Notes will mature and will be due and payable on or before the one-year anniversary of the issuance of the Notes. The Company is not required to amortize the Notes.

Interest

The Notes will not incur interest other than upon the occurrence of an event of default, in which case the Notes bear interest at 18% per year.

Conversion of the Notes

The Notes will be convertible at any time, at the option of the holders, into shares of Common Stock at a conversion price. The initial fixed conversion price will be $1.2405 per share, subject to reduction, as described below, and adjustment for stock splits, stock dividends, and similar events.

If we obtain the shareholder approval described below, following an event of default under the Notes, during a specified time period, a Note holder may convert a Note at an Alternate Conversion Price and at a 125% premium. “Alternative Conversion Price” means that greater of (i) a floor price of $0.20, and (ii) the lower of (A) the conversion price, and (B) 85% of the price computed as the quotient of (1) the sum of the VWAP (as defined in the Notes) of the Common Stock for each of the two trading days with the lowest VWAP of the Common Stock during the 20 consecutive trading day period ending and including the date of the delivery by the Note holder of a conversion notice, divided by (2) two.

The Company will have the right to require Note holders to convert all, or any part of, their Notes if at any time (i) the VWAP of the Common Stock exceeds 200% of the conversion price 10 consecutive trading days, and (ii) no Equity Conditions Failure (as defined in the Notes) then exists. However, the Company’s ability to force a holder to convert its Notes will be limited to each holder pro rata amount of an amount equal to 20% of the aggregate dollar trading volume of the Common Stock during the 20 consecutive trading day period before the date the Company provides notice of mandatory conversion to Note holders.

The Notes will require that certain Equity Conditions (as defined in the Notes) be met to allow the Company to take certain actions. Generally, the Equity Conditions include, but are not limited to, requirements that (i) holders of Notes and Series Q Warrants may resell shares of Common Stock issuable upon conversion and exercise of the Notes and the Series Q Warrants under an effective registration statement or under Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the Common Stock is listed on an Eligible Market (as defined in the Notes); (iii) certain stock price and volume requirements are met; (iv) there is no event of default under the Notes; and (v) the Company has obtained shareholder approval of the issuance of shares of Class A Common Stock upon conversion of the Notes and exercise of the Series Q Warrants at conversion and exercise prices below the initial conversion price of the Notes and the initial exercise price of the Series Q Warrants, as required under Nasdaq Rule 5635(d).

Adjustments of the Conversion Price

The initial conversion price of the Notes will be subject to reduction as described below. However, until the Company obtains the shareholder approval described above, the conversion price may not be reduced below the initial conversion price.

•	If on or after March 30, 2018, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock or other securities convertible, exercisable or exchangeable for shares of Common Stock (other than Excluded Securities (as defined in the Notes)) for consideration per share less than the conversion price of the Notes (the “New Issuance Price”), then the conversion price of the Notes will be reduced to the New Issuance Price in accordance with formulas provided in the Notes.

•	If the Company sells Variable Price Securities (as defined in the Notes) after March 30, 2018, a Note holder will have a right to substitute the Variable Price (as defined in the Notes) for the conversion price under the Notes.

•	If there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the Common Stock and the Event Market Price (as defined in the Notes) is less than the conversion price, then on the 16th trading day after event, the conversion price shall be reduced (but in no event increased) to the Event Market Price.

•	The Company may at any time, subject to Nasdaq’s approval and with the prior written consent of the Required Holders (as defined in the Securities Purchase Agreement), reduce the conversion price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

•	The Company will be required to provide notice to Note holders after the occurrence of each of (i) the later of (A) the date on which the Company obtains the shareholder approval described above or (B) the effective date of a registration statement registering for resale by the holder of a Note less than all of the shares of Common Stock issued upon conversion of the Notes and exercise of the Series Q Warrant held by such holder, (ii) the later of (A) the date on which the Company obtains the shareholder approval described above or (B) the Applicable Date, and (iii) the date on which the Company obtains the shareholder approval described above (each, an “Adjustment Event”). With respect to each Adjustment Event, on the 10th trading day after the later of (x) the date the Company delivered notice of such Adjustment Event, and (y) the date of occurrence of such Adjustment Event, if the conversion price then in effect is greater than the Adjusted Conversion Price, the exercise price shall automatically adjust to the Adjusted Exercise Price. “Adjusted Conversion Price” means the greater of (i) $0.194 and (ii) 75% of the quotient determined by dividing (x) the sum of the VWAP of the Common Stock for each of the two lowest trading days during the 10 consecutive trading day period ending and including the trading day immediately before the applicable adjustment date, divided by (y) two. “Applicable Date” means the earlier of (i) the first date on which the resale by the Investors of all the Registrable Securities (as defined in the Registration Rights Agreement (as defined below)) required to be included on the initial registration statement under the Registration Rights Agreement is declared effective by the SEC (and each prospectus contained therein is available for use on such date), and (ii) the first date on which all of the Registrable Securities are eligible to be resold by the Investors under Rule 144, subject to certain conditions.

The conversion price may also be reduced in connection with the Company’s failure to pay the redemption price in a timely manner, as described below.

Redemption of the Notes

At any time after the later of (i) 15 days after the Applicable Date and (ii) the date no Equity Conditions Failure (as defined in the Notes) exists, the Company will have the right to redeem all, but not less than all, of the Notes in cash at a price equal to (A) if on or before the date that is six months after issuance of the Notes, 120% or (B) if after such date, 125%, in each case, of the greater of (1) the amount being redeemed, and (2) the product of (x) the amount begin redeemed divided by the conversion price, multiplied by (y) the greatest closing price of the Common Stock on any trading day during the period commencing on the date immediately preceding the date on which the Company provided notice of such redemption and ending on the trading day immediately before the date the Company makes the entire redemption payment.

If the Company consummates a Subsequent Placement (as defined below), subject to some exceptions, a Note holder will have the right to require that the Company redeem, in whole or in part, a portion of the amounts owed by the Company to such holder under a Note equal to such holder’s pro rata share of 37.5% of the gross proceeds from such Subsequent Placement in cash at a price calculated as described in the paragraph above.

A Note holder may also require the Company to redeem all or a portion of its Note in connection with a transaction that results in a Change of Control (as defined in the Notes) and upon the occurrence of an event of default, as described below.

I the Company does not pay the redemption price in a timely manner, Note holders have the option to cancel such redemption and the principal amount of each Note will then be increased by an amount equal to the difference between (i) the applicable redemption price minus (ii) the principal portion of the amount subject to redemption. In addition, if the Company has obtained the shareholder approval described above, the conversion price will be automatically adjusted with respect to each conversion effected thereafter by a Note holder to the lowest of (i) the conversion price, (ii) the greater of (A) $0.194 and (B) 75% of the lowest closing bid price of the Common Stock during the period beginning on and including the date on which the applicable redemption notice is delivered to the Company and ending on and including the date on which the applicable redemption notice is voided, and (iii) the greater of (A) $0.194 and (B) 75% of the quotient of (I) the sum of the five lowest VWAPs of the Common Stock during the 20 consecutive trading day period ending and including the applicable conversion date divided by (II) five.

Additional Amount

Each of the Notes will provide that, upon any conversion of the Notes (or at maturity if not previously converted), the Holder will receive an additional amount in order to “true-up” conversions of Notes and exercises of Series Q Warrants that occurred before an Adjustment Event (an Adjustment Event can only occur after the Company has obtained the shareholder approval described above) as if the conversions or exercises had occurred on or after the applicable date of conversion. In addition to this “true-up” additional amount, in lieu of initially receiving any original issue discount on the Series B Notes, the Series B Notes are also entitled to an additional amount based upon the portion of the principal of the Series B Notes that becomes unrestricted from time to time, pro rata, which, in the aggregate would result in up to $750,000 of additional amounts payable under the Series B Notes if all of the principal under the Series B Notes becomes unrestricted.

Events of Default

The Notes will contain customary events of default, including but not limited to: (i) failure to file or have declared effective by the SEC the applicable registration statement required by the Registration Rights Agreement within certain time periods or failure to keep the registration statement effective as required by the Registration Rights Agreement, (ii) failure to maintain the listing of the Common Stock, (iii) failure to make payments when due under the Notes, (iv) breaches of covenants, and (iv) bankruptcy or insolvency.

The occurrence of an event of default under the Notes will trigger default interest and will causes an Equity Condition Failure, which may mean that the Company is unable to force mandatory conversion of the Notes and that Investors may not be required to prepay the Investor Notes under a mandatory prepayment event.

Following an event of default, Note holders may require the Company to redeem all or any portion of their Notes in cash at a conversion price equal to the greater of (i) 125% of the amount to be redeemed, and (ii) the product of (A) the amount to be redeemed divided by the conversion price, multiplied by (B) the product of (x) 125% multiplied by (y) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes the entire redemption payment.

The Company must immediately redeem the Notes in cash in an amount equal to 125% multiplied by the amount to be redeemed upon the occurrence of a Bankruptcy Event of Default (as defined in the Notes).

Fundamental Transactions and Change of Control

The terms of the Notes will prohibit the Company from entering into transactions constituting a Fundamental Transaction (as defined in the Notes) unless the successor entity, which must be a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (as defined in the Notes), assumes all of the Company’s obligations under the Notes and the other transaction documents in a written agreement approved by each Note holder. The definition of Fundamental Transactions includes, but is not limited to, mergers, a sale of all or substantially all of the Company’s assets, certain tender offers and other transactions that result in a change of control.

Further, in connection with a Change of Control (as defined in the Notes), upon request of a Note holder, the Company must redeem all or any portion of such holder’s Note(s) in cash at a 125% premium in an amount calculated pursuant to a formula set forth in the Notes. The definition of Change of Control is generally the same as the definition of Fundamental Transaction but excludes certain types of Fundamental Transactions.

Beneficial Ownership Limitation

A holder may not convert a Note and the Company may not issue shares of Common Stock upon conversion of a Note, if, after giving effect to the conversion, a holder together with is “attribution parties,” would beneficially own in excess of 4.99% or 9.99%, as elected by each Investor at closing, of the outstanding shares of Common Stock. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to the Company.

Purchase Rights; Distributions of Assets

The Note holders will be entitled to acquire options, convertible securities or rights to purchase the Company’s securities or property granted, issued or sold pro rata to the holders of its Common Stock on an “as if exercised for Common Stock” basis. The Note holders will be entitled to receive any dividend or other distribution of the Company’s assets (or rights to acquire its assets), at any time after the issuance of the Notes, on an “as if exercised for Common Stock” basis.

Covenants

The Company will agree to certain negative covenants in the Notes, under which the Company will agree not to, and to cause its subsidiaries not to, among other things: (i) incur or guarantee, assume or suffer to exist any indebtedness, other than permitted indebtedness, (ii) allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets of the Company or any of its subsidiaries other than permitted liens, (iii) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents all or any portion of any indebtedness other than the Notes if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event of default under the Notes has occurred and is continuing, (iv) redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock, (v) sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any material assets or rights, subject to certain exceptions, (vi) permit any indebtedness of the Company to mature or accelerate before the maturity date of the Notes, (vii) make any changes in the nature of its business nor modify the Company’s corporate structure or purpose, (viii) enter into transactions with affiliates, subject to certain exceptions, or (ix) issue any Notes or any other securities that would cause a breach or default under the Notes or the Series Q Warrants.

The Company will agree to certain affirmative covenants in the Notes, pursuant to which the Company will agree to and will cause each of its subsidiaries to, among other things: (i) maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, (ii) maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, (iii) maintain all of its intellectual property rights that are necessary or material to the conduct of its business, (iv) maintain certain insurance coverage, (v) at any time at least $1,000,000 in aggregate principal amount of Notes remains outstanding, maintain Available Cash (as defined in the Notes) as of each fiscal quarter equal to or exceeding $750,000, and (vi) make quarterly announcements of operating results.

Other Terms Specific to the Series B Notes

If an Investor Note is pledged, assigned or transferred to any person other than the Company without the prior written consent of the applicable Investor, including by contract, operation of law, court order or otherwise (each, a “Prohibited Transfer”) or if any provision of an Investor Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction or other similar authority, in each case, (i) such Investor Note will be deemed paid in full and will be null and void, and (ii) 75% of the remaining Restricted Principal of the applicable Series B Note will be automatically cancelled (with the remaining 25% of the Restricted Principal becoming unrestricted principal).

The Restricted Principal of the Series B Notes will be subject to offset as described below under the heading “Investor Notes.” Upon any offset, the Restricted Principal under a Series B Note will automatically and simultaneously be reduced, on a dollar-for-dollar basis, in an amount equal to the principal amount of an Investor’s Investor Note cancelled and offset.

Under the terms of the Series B Notes, the Company will grant a security interest to each Investor in such Investor’s Investor Note to secure the Company’s obligations under the applicable Series B Note. Each Investor will perfect its security interest by taking possession of such Investor’s Investor Note at the closing.

Series Q Warrants

Each Series Q Warrant will be immediately exercisable and will expire five years from the date of issuance. Initially, only 75% of the shares of Common Stock issuable upon exercise of a Series Q Warrant may be exercised, which amount increases upon an Investor’s prepayment under such Investor’s Investor Note. Holders of Series Q Warrants will be entitled to use cashless exercise if after the date that is six months after the closing, at any time, there is no registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Series Q Warrants.

The initial exercise price of the Series Q Warrants will be $1.12, subject to adjustments for stock splits, stock dividends, and similar events. In addition, the exercise price will be subject to reduction in substantially the same manner as the conversion price of the Notes as described above under the heading “Terms of the Notes – Adjustment of the Conversion Price.” However, until the Company obtains the shareholder approval described above, the exercise price may not be reduced below $0.97.

A holder may not exercise any of the Series Q Warrants, and the Company may not issue shares of Common Stock upon exercise of any of the Series Q Warrants if, after giving effect to the exercise, a holder together with is “attribution parties,” would beneficially own in excess of 4.99 or 9.99%, as elected by each Investor at closing, of the outstanding shares of Common Stock. At each holder’s option, the cap may be increased or decrease to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to the Company.

The holders of the Series Q Warrants will be entitled to receive any dividend or other distribution of the Company’s assets (or rights to acquire its assets), at any time after the issuance of the Series Q Warrants, on an “as if exercised for Common Stock” basis. The holders of the Series Q Warrants will be entitled to acquire options, convertible securities or rights to purchase the Company’s securities or property granted, issued or sold pro rata to the holders of its Common Stock on an “as if exercised for Common Stock” basis.

The Series Q Warrants will prohibit the Company from entering into transactions constituting a Fundamental Transaction (as defined in the Series Q Warrants) unless the successor entity assumes all of the Company’s obligations under the Series Q Warrants and the other transaction documents in a written agreement approved by the Required Holders (as defined in the Series Q Warrants). The definition of Fundamental Transactions includes, but is not limited to, mergers, a sale of all or substantially all of the Company’s assets, certain tender offers and other transactions that result in a change of control. Further, in connection with a Change of Control (as defined in the Series Q Warrants), upon request of a holder of a Series Q Warrant, the Company or the Successor Entity (as defined in the Series Q Warrants), as the case may be, shall exchange a Series Q Warrant for consideration equal to the Black Scholes Value (as defined in the Series Q Warrants) of such portion of such Series Q Warrant subject to exchange in the form of, at the Company’s election, either (i) rights convertible into the Corporate Event Consideration (as defined in the Series Q Warrants) applicable to the change of control event, or (ii) cash. The definition of Change of Control is generally the same as the definition of Fundamental Transaction but excludes certain types of Fundamental Transactions.

Further, after the occurrence of an Event of Default (as defined in the Notes), at the request of a holder of a Series Q Warrant, the Company or the Successor Entity (as defined in the Series Q Warrants, as the case may be, shall purchase such holders Series Q Warrant for cash in an amount equal to the Event of Default Black Scholes Value (as defined in the Series Q Warrants.

Additional Terms of the Purchase Agreement

Under the terms of the Purchase Agreement, the Company is obligated to reimburse the lead Investor for costs and expenses incurred in connection with the transaction.

The Purchase Agreement prohibits the Company from issuing, offering, selling, granting any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (a “Subsequent Placement”), other than certain Excluded Securities (as defined in the Purchase Agreement), until the 16th day after the Applicable Date.

Further, so long as any Notes remain outstanding, the Company is prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction. A “Variable Rate Transaction” generally means a transaction in which the Company or any subsidiary issues or sells (i)(A) any securities with a conversion, exercise or exchange rate or price that is based upon and/or varies with the trading prices of the Common Stock at any time after the initial issuance, or (B) a conversion, exercise or exchange price that is subject to reset in the future, other than pursuant to certain anti-dilution provisions, or (ii) enters into any agreement whereby the Company or any subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

The Purchase Agreement also provides that, until the first anniversary of the closing, the Investors have the right to participate in any future Subsequent Placement (other than with respect to Excluded Securities) in an amount equal to up to 35% of such Subsequent Placement. The Company may not affect a Subsequent Placement during this time without complying with the terms of the participation right set forth in the Purchase Agreement.

Until the Applicable Date and at any time thereafter while any registration statement filed under the Registration Rights Agreement is not effective or the prospectus contained therein is not available for use, or any Current Public Information Failure (as defined in the Registration Rights Agreement) exists, the Company may not file any registration statement relating to securities that are not Registrable Securities (as defined in the Registration Rights Agreement), subject to some exclusions.

The Company is required to hold a shareholders’ meeting not later than June 30, 2018 to seek approval of the issuance of shares of Class A Common Stock upon conversion of the Notes and exercise of the Series Q Warrants at conversion and exercise prices below the initial conversion price of the Notes and the initial exercise price of the Series Q Warrants, as required under Nasdaq Rule 5635(d). If, despite the Company's reasonable best efforts such shareholder approval is not obtained at such shareholders’ meeting, the Company shall hold another shareholders’ meeting on or before August 30, 2018. If, despite the Company's reasonable best efforts such shareholder approval is not obtained after such subsequent stockholder meetings, the Company shall cause additional shareholders’ meetings to be held semi-annually thereafter until such shareholder approval is obtained.

Registration Rights Agreement

At the closing, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors under which the Company will agree to register for resale the shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Series Q Warrants plus an additional number of shares so that the total number of shares of Common Stock registered equals 200% of the sum of (i) the maximum number of shares issuable upon conversion of the Notes (using the Alternate Conversion Price (as defined in the Notes)) and (ii) the maximum number of shares issuable upon exercise of the Series Q Warrants. The Registration Rights Agreement will require the Company to file the registration statement within 30 days after the closing and to have the registration statement declared effective 60 days after the closing, or 90 days if the registration statement is subject to review by the SEC (if the registration statement is on Form S-1, the time periods are 90 and 120 days, respectively).

Under the Registration Rights Agreement, the Company will be required to pay each Investor cash liquidated damages of 1% of the sum of the aggregate original principal amount stated in such Investor’s Notes at the closing upon the Company’s failure to (i) file the registration statement in the time required, (ii) have the registration statement declared effective in the time required, (iii) maintain the effectiveness of the registration statement, or (iv) keep current public information in the marketplace. The Company will be obligated to make such liquidated damages payments upon the occurrence of one of the described events and every 30 days thereafter until cured (or, in the case of the current public information failure, until such time that such public information is no longer required pursuant to Rule 144).

The Company will be required to keep the registration statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales on a delayed or continuous basis at then-prevailing market prices at all times until the earlier of (i) the date as of which the Investors may sell all of the Common Stock issuable pursuant thereto without restriction pursuant to Rule 144, or (ii) the date on which all of the Common Stock covered by the registration statement have been sold.

The Registration Rights Agreement also will provide for piggyback registration rights under certain circumstances.

Investor Note Purchase Agreement

At the closing, the Company and the Investors will enter into enter into separate Note Purchase Agreements (each, an “NPA”) pursuant to which each Investor agreed to issue to the Company such Investor’s Investor Note.

Investor Notes

At the closing, each Investor will issue an Investor Note to the Company pursuant to the NPA. The Investor Notes will be payable in full 30 years from the date of issuance, subject to extension, and will bear interest at 2.88% per year, payable at maturity. Each Investor Note will be a full recourse obligation of each Investor.

Each Investor may, at its option and at any time, voluntarily prepay the Investor Note, in whole or in part, without premium or penalty. The Investor Notes are also subject to mandatory prepayment, in whole or in part, upon the occurrence of one or more of the following mandatory prepayment events:

•	Mandatory Prepayment upon Series B Note Conversion – Any time an Investor desires to voluntarily convert the Series B Note, such Investor will be required to prepay the Investor Note, on a dollar-for-dollar basis, for each conversion of the Series B Note.

•	Mandatory Prepayment upon Mandatory Prepayment Notices – An Investor will be required to prepay its Investor Note on the 45th day after the earlier to occur of (i) the first date on which the SEC declares effective one or more registration statements registering the resale of all Registrable Securities (as defined in the Registration Rights Agreement), and (ii) the first date on which all of the Registrable Securities are eligible to be resold by the Investors pursuant to Rule 144 (such date, the “Eligible Resale Date”), subject to (A) certain Equity Conditions (as defined in the Notes), (B) the average volume weighted average price of the Common Stock during the 20 consecutive trading days ending as of the trading day immediately before the mandatory prepayment date exceeding $0.97, and (C) no Event of Default (as defined in the Notes) is then existing and continuing.

The Company will receive the applicable portion of an Investor’s Investor Note principal then due upon each voluntary or mandatory prepayment of such Investor Note.

To secure an Investor’s obligations under its Investor Notes, each Investor will grant the Company a security interest in cash or other assets held in a bank or brokerage account containing at least an amount equal to the purchase price of such Investor’s Series B Notes, in cash, cash equivalents, any Group of Ten (“G10”) currency and any notes or other securities issued by any G10 country or securities issued by a special purpose acquisition company.

Each Investor Note also will contains certain offset rights, which if triggered, would reduce the amount outstanding under the applicable Series B Note and related Investor Note by the same amount and, accordingly, the cash proceeds received by the Company. These offset rights are triggered by specific occurrences that could jeopardize an Investor’s investment and include the following:

•	Optional Offset Right – On or after each of (i) the earlier of (A) the date that is six months after issuance of the Investor Notes and (B) the 45th day after the Eligible Resale Date, if an Equity Conditions Failure (as defined in the Notes) exists, or (ii) the occurrence of a Minimum Price Failure (as defined in the Investor Note), an event of default under the Series B Notes, or the occurrence of a change of control of the Company, each Investor is entitled to satisfy and cancel any principal and related accrued and unpaid interest and any other amounts owed by such Investor to the Company under such Investor’s Investor Note (and under the NPA, the Series B Note and the SPA (together with the Investor Notes, the “Underlying Agreements”)) by cancelling an equal amount of principal amount under such Investor’s Note (or any amounts owed by the Company to such Investor under the Underlying Agreements).

•	Optional Offset upon Investor Event of Default – If the Company accelerates the debt owed by an Investor to the Company under such Investor’s Investor Note after an Investor event of default thereunder, in lieu of making any payment under the Investor Note in cash, such Investor is entitled to satisfy and cancel all or any part of the principal owed by such Investor to the Company under such Investor’s Investor Note by the concurrent cancellation of an equal amount owed under the related Series B Note.

•	Offset upon Company Event of Default – Each Investor may, at any time on or after the occurrence of any event of default under such Investor’s Series B Note, but before the date of cure thereof, satisfy and cancel all or any part of the principal owed under such Investor’s Investor Note by the concurrent cancellation of an equal amount of principal due under such Investor’s Series B Note. Furthermore, in the event of a Bankruptcy Event of Default (as defined in the Series B Notes), all principal owed under an Investor Note will be automatically satisfied and cancelled by the concurrent cancellation of an equal amount owed under the related Series B Note.

•	Automatic Offset upon Redemption – If a redemption of all or part of an Investor’s Series B note includes Restricted Principal, the amount of such Restricted Principal shall be satisfied and cancelled in exchange for the cancelation of an equal amount of principal under such Investor’s Investor Notes.

•	Automatic Offset at Maturity – On the maturity date of an Investor Note, the outstanding principal amount owed by an Investor to the Company under such Investor Note shall be satisfied and cancelled in exchange for the cancellation of an equal amount owed the Company to such Investor under the related Series B Note.

•	Automatic Offset Upon Prohibited Transfer of an Investor Note – Upon the occurrence of a Prohibited Transfer, then, (i) all of the outstanding principal of such Investor Note will be automatically deemed satisfied in full and cancelled, and (ii) 75% of the remaining Restricted Principal under the related Series B Note will be automatically cancelled (with the remaining 25% of the Restricted Principal of such Investor’s Series B Note automatically becoming unrestricted principal thereunder).

Upon any of the foregoing offsets, any accrued and unpaid interest under the Investor Note will be automatically cancelled with respect to the portion of the principal of the Investor Note being offset and cancelled.

If any provision of an Investor Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction or other similar authority, such Investor Note will be automatically terminated cancelled.

Master Netting Agreement

At the closing, the Company and the Investors will enter into a Master Netting Agreement (the “Master Netting Agreement”) for the purpose of clarifying for each party its right to offset obligations that may arise under the Purchase Agreement, the Investor Notes and the Series B Notes upon the occurrence of certain events, including as described above.

Placement Agent

WestPark Capital, Inc. acted as the exclusive placement agent for the transaction (the “Placement Agent”) pursuant to the terms of an Engagement Letter, dated January 29, 2018, between the Company and the Placement Agent (the “Engagement Letter”). At the closing, the Company will pay the Placement Agent an aggregate cash fee of $350,000. The Company will pay the Placement Agent an additional cash fee of up to $350,000 if and to the extent the Investors prepay the Investor Notes. In connection with the transaction, the Company will also reimburse the Placement Agent’s expenses up to $5,000 and the Placement Agent’s legal expenses of up to $75,000.

At the closing, the Company will sell to the Placement Agent for a sum of $100 a warrant (the “Placement Agent Warrant”) to purchase 741,637 shares of Common Stock (the “Placement Agent Warrant Shares”), pursuant to the terms of the Engagement Agreement. The Placement Agent Warrant will have substantially the same terms as the Series Q Warrants, as described above, other than that the Placement Agent Warrant will have a cashless exercise right regardless of whether an effective registration statement registering, or a current prospectus being available for, the resale of the shares of Common Stock underlying the Placement Agent warrant.

Additionally, the Company has agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Placement Agent may be required to make because of those liabilities. The Placement Agent has the right to act as lead underwriter or lead placement agent for any future equity or debt offering the Company may undertake within six month of the closing of the transaction.

Other Terms

The Purchase Agreement, the Notes, the Series Q Warrants, the Registration Rights Agreement, the NPAs, the Investor Notes and the Master Netting Agreement contain customary provisions for agreements and documents of this nature, such as representations, warranties, closing conditions, covenants, and indemnification and contribution obligations, as applicable. The foregoing descriptions of the Purchase Agreement, the Notes, the Series Q Warrants, the Registration Rights Agreement, the NPAs, the Investor Notes and the Master Netting Agreement do not purport to describe all of the terms and provisions thereof and are qualified in their entirety by reference to the Purchase Agreement, the combined form of Notes, the form of Series Q Warrant, the form of Registration Rights Agreement, the form of NPA, the form of Investor Note and the form of Master Netting Agreement which are filed as Exhibits 10.1, 4.1, 4.2, 10.2, 10.3, 4.3 and 10.4 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Forward-Looking Statements and Limitation on Representations

This Current Report on Form 8-K includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should,” “would” or comparable terminology or by discussions of strategy. While the Company believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, the Company’s ability to consummate the transaction described above, the Company’s ability to pay any interest, additional amount and principal on the Notes, the Company’s ability to satisfy the conditions under the Series B Notes and the Investor Notes to require the Investors to prepay the Investor Notes, the Company’s ability to obtain shareholder approval of the issuance of shares of Class A Common Stock upon conversion of the Notes and exercise of the Series Q Warrants at conversion and exercise prices below the initial conversion price of the Notes and the initial exercise price of the Series Q Warrants, as required under Nasdaq Rule 5635(d, whether Note holders will convert their Notes into shares of Common Stock or whether the Company will be required to repay amounts owing under the Notes at maturity, whether holders of the Series Q Warrants will exercise them for cash, and other risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company assumes no duty to update any forward-looking statements other than as required by applicable law.

The representations and warranties of the Company contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations and warranties (i) have been made only for purposes of the Purchase Agreement, (ii) in some cases, have been qualified by documents filed with, or furnished to, the SEC by the Company before the date of the Purchase Agreement (and shareholders and investors should read the Purchase Agreement in the context of the Company’s other public disclosures in order to have a materially complete understanding of the disclosures therein), (iii) are subject to materiality qualifications contained therein which may differ from what may be viewed as material by shareholders and investors, (iv) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement, and (v) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.

The Purchase Agreement and the summary of the Purchase Agreement and the other disclosures included in this Current Report on Form 8-K are intended to provide shareholders and investors with information regarding the terms of the Purchase Agreement and the other transaction documents, and not to provide shareholders and investors with any other factual information regarding the Company or its subsidiaries or their respective business. You should not rely on the representations and warranties in the Purchase Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Other than as disclosed in this Current Report on Form 8-K, as of the date of this Current Report on Form 8-K, the Company is not aware of any material facts that are required to be disclosed under the federal securities laws that would contradict the representations and warranties in the Purchase Agreement. The Company will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the representations and warranties contained in the Purchase Agreement and will update such disclosure as required by federal securities laws. Accordingly, the Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and its subsidiaries that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements, registration statements and other documents that the Company files with the SEC.

Item 2.02. Results of Operations and Financial Condition.

The disclosure regarding the Company’s 2017 Annual Report on Form 10-K and book value set forth in Item 7.01 below is incorporated by reference in response to this Item 2.02.

The information in this Item 2.02 is being furnished by the Company pursuant to Item 2.02 “Results of Operations and Financial Condition.” In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The issuance of the Notes and the Series Q Warrants and the issuance of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Series Q Warrants will be exempt from registration under Securities Act Section 4(a)(2) and Securities Act Rule 506(b). The Investors are sophisticated and represented in writing that they were accredited investors and acquired the securities for their own accounts for investment purposes. A legend will be placed on the Notes, the Series Q Warrants and the stock certificates issued upon conversion of the Notes and exercise of the Series Q Warrants, subject to the terms of the transaction documents, stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

The issuance of the Placement Agent Warrant and the shares of Common Stock issuable upon exercise of Placement Agent Warrant will be exempt from registration under Securities Act Section 4(a)(2), because the Company will issue it to one sophisticated and accredited recipient and the Company will place a legend on the warrant certificate stating that the issuance of it and the shares of Common Stock underlying it has not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

The Purchase Agreement provides that so long as any Notes are outstanding, the Company may not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Investors, other than as required by the terms thereof as in effect on the date hereof.

Item 7.01. Regulation FD Disclosure.

The disclosure schedules to the Purchase Agreement contain the table below and the two paragraphs following the table.

	Last 10-K
	12/31/16	02/28/18
(000's omited)	filed 3/9/17	un-audited	Change

Cash	$2,940	$543	$(2,397)
Other current assets	6,915	6,738	(177)
Total current assets	9,855	7,281	(2,574)
Long-term assets	4,518	5,688	1,170
Total assets	$14,373	$12,968	$(1,405)

Line of credit	$663	$-	$(663)
Notes payable	124	1	(123)
Accounts payable and accrued liabilities	3,381	3,047	(334)
Other current liabilities	2,107	1,759	(348)
Total current liabilities	6,275	4,806	(1,469)
Long-term liabilities	3,120	3,164	44
Total liabilities	9,395	7,970	(1,425)
Stockholders'equity	4,978	4,998	20
	$14,373	$12,968	$(1,405)

Working Capital	3,580	2,474
Debt to Equity	0.16	0.00

During the month of February 2018, the Company enacted a strategic realignment to scale back the Company’s residential solar homeowner business, estimated to be a 30% reduction in operating costs below the gross profit line. The realignment reduced the number of outside sales personnel. The Company plans to maintain the areas of core competencies that are meeting expectations, such as its e-sales call center and commercial sales organization.

The Company’s 2017 Annual Report on Form 10-K will report that the Company has a history of operating losses and a net loss for 2017 that raise substantial doubt about the Company’s ability to continue as a going concern. The report of the Company’s independent accounting firm will be qualified for this circumstance.

The Company has determined that its book value as of December 31, 2017 was $0.76 per share. For this purpose, "book value" is the shareholders' equity divided by the total shares outstanding. Goodwill and other intangible assets are included in book value. As of December 31, 2017, the Company’s shareholders equity was $6,166,378 and there were 8,151,845 shares of Common Stock outstanding.

On April 2, 2018, the Company issued a press release announcing the execution of the Purchase Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated by reference in response to this Item 7.01.

The information under this Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained under this Item 7.01 and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the SEC, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Combined Form of Series A Senior Convertible Note and Series B Senior Secured Convertible Note to be issued to the investors under the Securities Purchase Agreement, dated March 30, 2018
4.2	Form of Series Q Warrants to be issued to the investors under the Securities Purchase Agreement, dated March 30, 2018
4.3	Form of Secured Promissory Notes to be issued to the Company under the Note Purchase Agreement
10.1	Securities Purchase Agreement, dated March 30, 2018, among Real Goods Solar, Inc. and the investor parties thereto
10.2	Form of Registration Rights Agreement to be entered into among Real Goods Solar, Inc. and the investors under the Securities Purchase Agreement, dated March 30, 2018
10.3	Form of Note Purchase Agreement to be entered into among Real Goods Solar, Inc. and the investors under the Securities Purchase Agreement, dated March 30, 2018
10.4	Form of Master Netting Agreement to be entered into among Real Goods Solar, Inc. and the investors under the Securities Purchase Agreement, dated March 30, 2018
99.1	Press release issued by Real Goods Solar, Inc. on April 2, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Chief Financial Officer

Date: April 2, 2018